UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 21, 2018

CYTORI THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34375	33-0827593
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3020 Callan Road, San Diego, California 92121

(Address of principal executive offices, with zip code)

(858) 458-0900

(Registrant's telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities

Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company □

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. □

Item 1.01.  Entry into Material Definitive Agreement.

On September 21, 2018, Cytori Therapeutics, Inc. (the “Company”) entered into a purchase agreement (the “Purchase Agreement”) and a registration rights agreement (the “Registration Rights Agreement”), with Lincoln Park Capital Fund, LLC (“Lincoln Park”), an Illinois limited liability company.

Under the terms and subject to the conditions of the Purchase Agreement, the Company has the right to sell to Lincoln Park and Lincoln Park is obligated to purchase up to $5.0 million in amounts of shares, as described below, of the Company’s common stock (“Common Stock”), subject to certain limitations, from time to time, over the 24-month period commencing on the date that a registration statement, which the Company agreed to file with the Securities and Exchange Commission (the “SEC”) pursuant to the Registration Rights Agreement, is declared effective by the SEC (such date, the “Commitment Date”). The Company may direct Lincoln Park, at its sole discretion and subject to certain conditions, to purchase up to 250,000 shares of Common Stock on any business day (such purchases, “Regular Purchases”), provided that at least one business day has passed since the most recent purchase, and provided that the amount the Company may sell to Lincoln Park under a single Regular Purchase may increase under certain circumstances as described in the Purchase Agreement but in no event will the amount of a single Regular Purchase exceed $1.0 million.  The purchase price of shares of Common Stock related to the Regular Purchases will be based on the prevailing market prices of such shares at the time of sales. The Company may also direct Lincoln Park to purchase other amounts as accelerated purchases or additional accelerated purchases if the closing sale price of the Common Stock is not below the threshold prices as set forth in the Purchase Agreement.  The Company’s sales of shares of Common Stock to Lincoln Park under the Purchase Agreement are limited to no more than the number of shares that would result in the beneficial ownership by Lincoln Park and its affiliates, at any single point in time, of more than 4.99% of the then outstanding shares of the Common Stock. There are no trading volume requirements or restrictions under the Purchase Agreement. There is no upper limit on the price per share that Lincoln Park must pay for Common Stock under a Regular Purchase or an accelerated purchase and in no event will shares be sold to Lincoln Park on a day the Company’s closing price is less than the floor price as set forth in the Purchase Agreement.

Within five days of the date of the Purchase Agreement, the Company must pay to Lincoln Park a commitment fee of $100,000 in consideration for entering into the Purchase Agreement. Additionally, on the Commitment Date, Lincoln Park has agreed to purchase 380,000 shares of Common Stock as the initial purchase amount at a price of the lower of (i) the closing price of the Common stock on the business day immediately preceding the Commencement Date or (ii) the arithmetic average of the closing prices for the Common stock on the ten consecutive business days ending the business day immediately preceding the Commencement Date. Lincoln Park represented to the Company, among other things, that it was an “accredited investor” (as such term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”)), and the Company plans to sell the securities in reliance upon an exemption from registration contained in Section 4(a)(2) under the Securities Act.

The Purchase Agreement and the Registration Rights Agreement contain customary representations, warranties, agreements and conditions to completing future sale transactions, indemnification rights and obligations of the parties. The Company has the right to terminate the Purchase Agreement at any time, at no cost or penalty with effect one business day after Lincoln Park receives notice of the Company’s intent to terminate. Lincoln Park has the right to terminate the Purchase Agreement if the Company does not file a registration statement with the SEC within ten business days of the date of the Registration Rights Agreement or if the registration statement is not declared effective by the SEC by January 31, 2019.  Lincoln Park does not have the right to terminate the Purchase Agreement upon any of the events of default as set forth in the Purchase Agreement; however, during an event of default, shares of Common Stock cannot be sold by the Company or purchased by Lincoln Park under the terms of the Purchase Agreement.  In addition, in the event of bankruptcy proceedings by or against the Company, the Purchase Agreement will automatically terminate.  Actual sales of shares of Common Stock to Lincoln Park under the Purchase Agreement will depend on a variety of factors to be determined by the Company from time to time, including, among others, market conditions, the trading price of the Common Stock and determinations by the Company as to the appropriate sources of funding for the Company and its operations. Lincoln Park has no right to require any sales by the Company, but is obligated to make purchases from the Company as it directs in accordance with the Purchase Agreement. Lincoln Park has covenanted not to cause or engage in any manner whatsoever, any direct or indirect short selling or hedging of the Company’s shares.

The net proceeds under the Purchase Agreement to the Company will depend on the frequency and prices at which the Company sells shares of its stock to Lincoln Park. The Company expects that any proceeds received by the Company from such sales to Lincoln Park under the Purchase Agreement will be used for working capital and general corporate purposes.

This current report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any shares of Common Stock, nor shall there be any sale of shares of Common Stock in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

The foregoing descriptions of the Purchase Agreement and the Registration Rights Agreement are qualified in their entirety by reference to the full text of the Purchase Agreement and the Registration Rights Agreement, copies of which are attached hereto as Exhibit 10.1 and 10.2, respectively, and each of which is incorporated herein in its entirety by reference. The representations, warranties and covenants contained in such agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with execution of the agreements.

Item 3.02.  Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements.  These forward-looking statements do not constitute guarantees of future performance. Investors are cautioned that statements that are not strictly historical statements, including, without limitation, statements regarding the potential to raise capital under the Purchase Agreement and intended use of proceeds from the Purchase Agreement, are forward-looking statements. Forward-looking statements are subject to risks and uncertainties that could cause Cytori’s actual results and financial position to differ materially. Some of these risks include Cytori’s financial condition (including cash runway, Cytori’s ability to access additional capital to fund its business, and Cytori’s expectation that it will continue to incur losses at least in the near-term); clinical and regulatory uncertainties (including conduct and results of Cytori’s clinical trials and investigator-initiated clinical trials using its technology, and challenges in obtaining and maintaining regulatory clearances and approvals for its products); market acceptance of Cytori’s technologies, including introduction of superior technologies into its anticipated markets; Cytori’s ability to compete with larger, better financed competitors; dependence on third-party clinical investigators, suppliers and manufacturers; Cytori’s ability to commercialize and sell products; Cytori’s compliance with laws, rules and regulations applicable to its business; Cytori’s ability to attract and retain skilled personnel; Cytori’s volatile stock price; and Cytori’s ability to protect and expand its intellectual property rights; and other risks and uncertainties described under the "Risk Factors" in Cytori’s SEC filings. These forward-looking statements speak only as of the date made. Cytori assumes no obligation or undertaking to update or revise any forward-looking statements contained herein to reflect any changes in its expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Item 9.01.  Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.		Description
10.1	—	Purchase Agreement between Cytori Therapeutics, Inc. and Lincoln Park Capital Fund, LLC, dated September 21, 2018
10.2	—	Registration Rights Agreement between Cytori Therapeutics, Inc. and Lincoln Park Capital Fund, LLC, dated September 21, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYTORI THERAPEUTICS, INC.

Date: September 21, 2018	By: /s/ Tiago Girao
Tiago Girao
VP Finance and Chief Financial Officer